EXHIBIT 10.12

MEMBERSHIP INTERESTS PURCHASE AGREEMENT

THIS MEMBERSHIP INTERESTS PURCHASE AGREEMENT (this “Agreement”), dated as of the 1st day of March, 2006, is made by and between Earth Biofuels, Inc., a Delaware corporation (“Buyer”), and Dr. Miguel J. Dabdoub (“Seller”).

RECITALS:

A.            Seller currently owns an aggregate one hundred percent (100%) membership interest in Earth Biofuels Technology Company, a Texas limited liability company (the “Company”).

B.            Buyer wishes to pay Seller the sum of Two Hundred Twenty-Five Thousand Dollars ($225,000.00); shares of Apollo Resources International, Inc. and shares of the Buyer’s Common Stock as consideration for the purchase of fifty percent (50%) of Seller’s entire membership interests in the Company, its capital accounts, all rights represented by such membership interests, and all goodwill associated therewith (the “Interests”).

C.            Seller wishes to sell the Interests to Buyer upon the terms and subject to the conditions set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Sale and Purchase. Subject to the terms and conditions herein set forth, and in reliance upon the representations, warranties and covenants contained herein, Buyer agrees to purchase the Interests from Seller, and Seller agrees to sell the Interests to Buyer.

2.             Purchase Price.  The purchase price for the Interests shall be as follows:

(a)           the sum of Two Hundred Twenty-Five Thousand Dollars ($225,000.00);

(b)                               one million eight hundred thousand (1,800,000) shares of the common stock of Buyer; and

(c)                                one hundred thousand (100,000) shares of the common stock of Apollo Resources International, Inc.

3.             Closing. Closing of the transactions contemplated herein (the “Closing”) shall be made effective on March 1, 2006. (The date on which the Closing is held shall be referred to in this Agreement as the “Closing Date.”)

(a)           At the Closing, Seller shall deliver to Buyer (i) a Bill of Sale and Assignment in the forms of Exhibit A attached hereto, (ii) all of the Company’s books of account and business records, and (iii) the resignations of all officers, directors and managers of the Company, against delivery of the item specified in Paragraph 3(b).

(b)           At the Closing, Buyer shall deliver the sum of Two Hundred Twenty-Five Thousand Dollars ($225,000.00) to Seller in the form of a cashier’s check or wire transfer of immediately available funds; and shall cause to be delivered certificates representing the shares described in Section 2 of this Agreement.

4.             Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that:

(a)           Seller owns all of the issued and outstanding Interests in the Company.

(b)           Seller is, and will continue to be until Closing, the sole legal and beneficial owner of the Interests, free and clear of any and all liens, claims, and encumbrances, with full power to transfer the same as contemplated herein.

(c)           Seller is not party to or bound by any contract, promissory note, agreement, commitment, or obligation, creating or securing indebtedness, obligations, or liabilities, a breach or default of which would be triggered by Seller’s execution and delivery of this Agreement.

(d)           The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. To the best of Seller’s knowledge, there are no pending actions or proceedings (i) to limit or impair the Company’s power to engage in business or (ii) to dissolve the Company.

(e)           The Company will not enter into any new contracts or agreements between the date of this Agreement and the Closing, except in the ordinary course of business.

5.             Representations, Warranties and Covenants of Buyer. Buyer hereby represents and warrants to Seller that:

(a)           Buyer is a company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into, perform and carry out all of its duties and obligations in the transaction contemplated by this Agreement.

(b)           The execution, delivery and performance of this Agreement and the consummation of the transactions on the part of Buyer contemplated hereunder have been duly authorized by all necessary [corporate] action on the part of Buyer. This Agreement is (or will be when executed and delivered pursuant hereto) the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

(c)           Neither the execution and delivery of this Agreement by Buyer, nor Buyer’s compliance with any of the terms and provisions of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a violation of, or constitute a material default under, its [Articles of Incorporation, Bylaws] or any other agreement, contract or commitment to which it is a party; nor will the performance by Buyer of its obligations hereunder violate any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority to which Buyer is subject.

6.             Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to purchase the Interests under this Agreement is subject to the satisfaction, at or before the Closing, of all the following conditions:

(a)          Seller shall execute and deliver to Buyer the form of Bill of Sale and Assignment attached as Exhibit A;

(b)         Seller shall deliver to Buyer all of the Company’s books of account and business records; and

(b)           Seller shall deliver to Buyer, the resignations of all officers, directors and managers of the Company.

Buyer may waive any or all of these conditions, in whole or in part, without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, for the Seller’s breach of any of its representations, warranties, or covenants under this Agreement.

7.             Seller’s Indemnities. For a period of one (1) year after the Closing, Seller shall indemnify and hold Buyer harmless from and against any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies (including interest, penalties, and reasonable attorney, expert witness and consultant fees), incurred by Buyer in connection with Seller’s breach of or failure to perform, any of its representations, warranties, or covenants in this Agreement.

8.             Attorney Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement or any other agreement, document, contract, instrument or other writing entered into in connection herewith, because of an alleged dispute, breach, default, or misrepresentation, in connection with any of the provisions of this Agreement or such other writing, the successful or prevailing party shall be entitled to recover its reasonable attorney fees, and other costs and expenses, incurred in such action or proceeding, in addition to any other relief to which it or they may be entitled.

9.             Notices. In order to be effective all notices, consents, approvals and disapprovals (“Notice”) required by this Agreement must be in writing, signed by the party giving such Notice, or in the case of Buyer, by an officer thereof, and either (i) personally delivered; (ii) placed in the mail, properly addressed and certified, return receipt requested, with postage prepaid thereon; or (iii) deposited for delivery by a recognized, private overnight courier for next business morning delivery, properly addressed, and with the full waybill prepaid. Notice shall be deemed received and effective on the earlier of the date actually received, or, if applicable, three (3) business days after being sent as specified in clause (ii) of this Paragraph 9. Notices must be addressed to the parties hereto at the following addresses, unless the same shall be changed by Notice in accordance herewith:

If to Seller:	Dr. Miguel J. Dabdoub
Rua Bernardino De Campos 786 Ap. 71
Ribeirao Preto, Sp
Sao Paulo, Brazil CEP 14015-130
migjodab@usp.br

If to Buyer:	Attn: Dennis G. McLaughlin, Chief Executive Officer
3001 Knox Street, Suite 403
Dallas, Texas 75205
Facsimile: 214 389 9805

10.          Entire Agreement; Amendments. Each of the parties represents that no promise or agreement which is not expressed in this Agreement, has been made to such party in executing this Agreement, and neither of the parties is relying upon any statement or representation not contained in this Agreement. This Agreement, including the Exhibit hereto, constitutes the entire understanding between the parties hereto relative to the subject matter hereof, superseding any and all prior agreements, arrangements, and understandings, written or oral, between the parties. This Agreement may be amended only by a written instrument signed by the parties.

11.          Binding Effect; Permissibility of Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

12.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its conflict of laws rules.

13.          No Brokers. Each party represents and warrants that it has dealt with no broker or finder in connection with the transaction contemplated by this Agreement, and that no broker or other person is entitled to any commission or finder’s fee in connection with this transaction. Each party agrees to indemnify, defend and hold harmless the other party against any commission or finder’s fee alleged to be payable because of any act, omission or statement of the indemnifying party.

14.          Severability. If any provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, it is the intent of all of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

15.          Covenant of Good Faith and Fair Dealing. With regard to their respective obligations and commitments under this Agreement, each of Buyer and Seller covenants that it shall act in good faith and deal fairly with the other party.

16.          Reasonable Cooperation. Each party hereto agrees to execute and deliver such instruments and take such other action as the other party may reasonably request in order to carry out the intent of this Agreement.

17.          Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first above written.

“Buyer”

EARTH BIOFUELS, INC.

By:	/s/ DENNIS G. MCLAUGHLIN, III
Dennis G. McLaughlin, III
Chief Executive Officer

“Seller”

By:	/s/ DR. MIGUEL J. DABDOUB
Dr. Miguel J. Dabdoub

Exhibit A

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (this “Bill of Sale”), dated as of March 1, 2006 (the “Closing Date”), is made and delivered by and between Earth Biofuels, Inc. (“Buyer”), and Dr. Miguel J. Dabdoub (“Seller”). This Bill of Sale is being executed and delivered pursuant to the terms of that certain Membership Interests Purchase Agreement, dated as of the Closing Date (the “Purchase Agreement”), by and among Seller and Buyer. Capitalized terms used in this Bill of Sale and not otherwise defined shall have the meanings assigned in the Agreement.

Recitals

A.            Seller is the owner of an undivided one hundred percent (100%) membership interest in Earth Biofuels Technology Company, a Texas limited liability company (“Company”).

B.            Seller desires to assign to Buyer fifty percent (50%) membership interest in Company, including all of its related rights and capital account and all associated goodwill.

C.            Buyer desires to accept such assignment and pay Seller the agreed upon Purchase Price therefor established in the Purchase Agreement.

Agreement

IN CONSIDERATION OF the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Seller hereby assigns, transfers, conveys, and sells to Buyer fifty percent (50%) of Seller’s entire one hundred percent (100%) membership interest in Company, together with Seller’s related capital account, all rights represented by such membership interest, and all goodwill associated therewith (collectively, the “Interest”).

2.             Seller hereby represents, warrants and certifies to Buyer that on or before the date hereof, Seller has delivered to Company all Company property in its possession or control or to which it has had access during its association with the Company, and that it has retained no copy thereof.

3.             Seller hereby acknowledges receipt of the Purchase Price (as defined in the Agreement) due and payable as of the Closing Date.

4.             Each party shall promptly execute and deliver to the other party all such further instruments, assignments, assurances and other documents as such party may reasonably request in connection with its performance under this Bill of Sale and the transactions contemplated hereby and by the Purchase Agreement.

5.             Seller, for itself and its personal representatives and assigns, covenants and agrees to warrant and defend the transfer, assignment and conveyance of the Interest and Buyer’s title thereto.

7.             This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Texas, and shall inure to the benefit of and be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Bill of Sale effective as of the day and year first written above.

“Buyer”

EARTH BIOFUELS, INC.

By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III
Chief Executive Officer

“Seller”

By:	/s/ Miguel J. Dabdoub